Exhibit J(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 58 to Registration Statement No. 33-73824 on Form N-1A of our report dated February 28, 2011, relating to the financial statements and financial highlights of MassMutual Select Funds, comprised of MassMutual Select PIMCO Total Return Fund, MassMutual Select Strategic Bond Fund, MassMutual Select Strategic Balanced Fund, MassMutual Select BlackRock Global Allocation Fund (formerly known as MassMutual Select Global Allocation Fund), MassMutual Select Diversified Value Fund, MassMutual Select Fundamental Value Fund, MassMutual Select Value Equity Fund, MassMutual Select Large Cap Value Fund, MassMutual Select Indexed Equity Fund, MassMutual Select Core Opportunities Fund, MassMutual Select Blue Chip Growth Fund, MassMutual Select Large Cap Growth Fund, MassMutual Select Growth Opportunities Fund (formerly known as MassMutual Select Aggressive Growth Fund), MassMutual Select NASDAQ-100 Fund, MassMutual Select Focused Value Fund, MassMutual Select Mid-Cap Value Fund, MassMutual Select Small Cap Value Equity Fund, MassMutual Select Small Company Value Fund, MassMutual Select Mid Cap Growth Equity Fund, MassMutual Select Mid Cap Growth Equity II Fund, MassMutual Select Small Cap Growth Equity Fund, MassMutual Select Small Company Growth Fund, MassMutual Select Diversified International Fund, MassMutual Select Overseas Fund, MassMutual Select Destination Retirement Income Fund, MassMutual Select Destination Retirement 2010 Fund, MassMutual Select Destination Retirement 2015 Fund, MassMutual Select Destination Retirement 2020 Fund, MassMutual Select Destination Retirement 2025 Fund, MassMutual Select Destination Retirement 2030 Fund, MassMutual Select Destination Retirement 2035 Fund, MassMutual Select Destination Retirement 2040 Fund, MassMutual Select Destination Retirement 2045 Fund, and MassMutual Select Destination Retirement 2050 Fund, each appearing in the Annual Report on Form N-CSR of MassMutual Select Funds for the year ended December 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings-Other Disclosures,” “Independent Registered Public Accounting Firm,” and “Experts” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte&Touche LLP

Boston, Massachusetts
April 1, 2011